Exhibit 99.2

ABB FINANCIAL GROUP, INC.

AND SUBSIDIARY

CONSOLIDATED FINANCIAL REPORT

DECEMBER 31, 2018

TABLE OF CONTENTS

Page
INDEPENDENT AUDITOR’S REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated balance sheets	2
Consolidated statements of operations	3
Consolidated statements of comprehensive income (loss)	4
Consolidated statements of stockholders’ equity	5
Consolidated statements of cash flows	6 and 7
Notes to consolidated financial statements	8-39

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of

ABB Financial Group, Inc.

Atlanta, Georgia

We have audited the accompanying consolidated financial statements of ABB Financial Group, Inc. and its subsidiary, which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ABB Financial Group, Inc. and its subsidiary as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Atlanta, Georgia

April 3, 2019

200 GALLERIA PARKWAY S.E., SUITE 1700 • ATLANTA, GA 30339-5946 • 770-955-8600 • 800-277-0080 • FAX 770-980-4489 • www.mjcpa.com

Members of The American Institute of Certified Public Accountants

ABB FINANCIAL GROUP, INC.

AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2018 AND 2017

	2018	2017
Assets

Cash and due from banks	$4,440,684	$3,351,178
Interest-bearing deposits in banks	3,413,154	15,094,691
Federal funds sold	9,187,000	12,755,000
Securities available for sale	17,393,729	10,828,332
Restricted equity securities, at cost	2,080,600	1,429,700

Loans, net of unearned income	239,058,580	205,835,489
Less allowance for loan losses	2,849,182	2,833,594

Loans, net	236,209,398	203,001,895

Premises and equipment, net	830,733	312,289
Cash surrender value of life insurance	7,250,234	6,080,632
Foreclosed assets	1,626,500	1,825,501
Deferred tax assets, net	3,282,664	4,031,494
Other assets	1,084,348	1,202,003

Total assets	$286,799,044	$259,912,715

Liabilities and Stockholders’ Equity

Liabilities:
Deposits:
Noninterest-bearing	$67,777,110	$63,732,645
Interest-bearing	141,758,238	138,510,208

Total deposits	209,535,348	202,242,853

Securities sold under repurchase agreements	6,013,744	4,619,570
Other borrowings	38,000,000	23,000,000
Subordinated debentures	1,657,000	1,657,000
Other liabilities	1,878,052	919,066

Total liabilities	257,084,144	232,438,489

Commitments and contingencies

Stockholders’ equity:
Series A Preferred stock, no par value; 7,500 shares authorized, 5,891 issued and outstanding	5,891,000	5,891,000
Common stock, no par value; 30,000,000 shares authorized, 5,024,374 issued	33,974,579	33,931,997
Accumulated deficit	(9,812,761)	(12,218,897)
Accumulated other comprehensive loss	(287,924)	(79,880)
Less cost of treasury stock (3,571 shares)	(49,994)	(49,994)

Total stockholders’ equity	29,714,900	27,474,226

Total liabilities and stockholders’ equity	$286,799,044	$259,912,715

See Notes to Consolidated Financial Statements.

ABB FINANCIAL GROUP, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Interest income:
Loans, including fees	$10,553,260	$9,299,971
Taxable securities	543,728	407,811
Federal funds sold	334,702	189,702
Interest-bearing deposits in banks	149,900	195,148

Total interest income	11,581,590	10,092,632

Interest expense:
Deposits	1,728,403	1,531,133
Securities sold under repurchase agreements, other borrowings, and subordinated debentures	822,083	643,097

Total interest expense	2,550,486	2,174,230

Net interest income	9,031,104	7,918,402
Provision for loan losses	—	—

Net interest income after provision for loan losses	9,031,104	7,918,402

Other income:
Service charges on deposit accounts	69,163	89,224
Gain on sale of securities available for sale	558,750	493,640
Other operating income	341,104	349,850

Total other income	969,017	932,714

Other expenses:
Salaries and employee benefits	3,890,113	3,214,462
Occupancy and equipment expenses	720,625	649,029
Foreclosed assets, net	111,383	18,967
Other operating expenses	2,048,579	2,267,468

Total other expenses	6,770,700	6,149,926

Income before tax expense	3,229,421	2,701,190

Income tax expense	823,285	2,888,756

Net income (loss)	$2,406,136	$(187,566)

See Notes to Consolidated Financial Statements.

ABB FINANCIAL GROUP, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Net income (loss)	$2,406,136	$(187,566)

Other comprehensive income (loss):
Net unrealized holding gains on securities available for sale arising during period, net of tax of $70,974 and $224,693, respectively	209,557	366,605

Reclassification adjustment for gains on sale of securities realized in net income (loss), net of tax of $141,149 and $187,583, respectively	(417,601)	(306,057)

Other comprehensive income (loss)	(208,044)	60,548

Comprehensive income (loss)	$2,198,092	$(127,018)

See Notes to Consolidated Financial Statements.

ABB FINANCIAL GROUP, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2018 AND 2017

	Series A Preferred Stock		Common Stock		Accumulated Deficit	Accumulated Other Comprehensive Loss	Treasury Stock		Total Stockholders’ Equity
	Shares	Amount	Shares	Amount			Shares	Cost
Balance, December 31, 2016	5,891	$5,891,000	1,787,716	$21,610,883	$(12,044,734)	$(127,025)	3,571	$(49,994)	$15,280,130
Issuance of common stock	—	—	3,250,000	13,000,000	—	—	—	—	13,000,000
Stock offering costs	—	—	—	(764,050)	—	—	—	—	(764,050)
Retirement of common stock	—	—	(13,342)	—	—	—	—	—	—
Stock compensation expense	—	—	—	85,164	—	—	—	—	85,164
Net loss	—	—	—	—	(187,566)	—	—	—	(187,566)
Other comprehensive income	—	—	—	—	—	60,548	—	—	60,548
Reclassification adjustment	—	—	—	—	13,403	(13,403)	—	—	—

Balance, December 31, 2017	5,891	5,891,000	5,024,374	33,931,997	(12,218,897)	(79,880)	3,571	(49,994)	27,474,226
Stock compensation expense	—	—	—	42,582	—	—	—	—	42,582
Net income	—	—	—	—	2,406,136	—	—	—	2,406,136
Other comprehensive income	—	—	—	—	—	(208,044)	—	—	(208,044)

Balance, December 31, 2018	5,891	$5,891,000	5,024,374	$33,974,579	$(9,812,761)	$(287,924)	3,571	$(49,994)	$29,714,900

See Notes to Consolidated Financial Statements.

ABB FINANCIAL GROUP, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
OPERATING ACTIVITIES
Net income (loss)	$2,406,136	$(187,566)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	142,538	117,711
Net premium amortization on investments	46,184	66,263
Gain on sale of securities available for sale	(558,750)	(493,640)
Gain on sale of foreclosed assets	(8,655)	(27,613)
Write-down of foreclosed assets	112,600	42,300
Loss on sale of premises and equipment	—	2,753
Stock based compensation expense	42,582	85,164
Increase in interest receivable	(82,648)	(48,448)
Increase in interest payable	277,265	143,001
Change in deferred tax assets	823,285	2,888,756
Increase in cash surrender value of life insurance	(169,602)	(168,976)
Net other operating activities	877,744	(263,192)

Net cash provided by operating activities	3,908,679	2,156,513

INVESTING ACTIVITIES
Net (increase) decrease in interest-bearing deposits in banks	11,681,537	(8,164,969)
Net (increase) decrease in federal funds sold	3,568,000	(8,679,000)
Purchases of securities available for sale	(9,386,086)	(1,040,087)
Proceeds from sale of securities available for sale	1,128,750	743,640
Proceeds from maturities of securities available for sale	1,926,286	1,197,998
Purchase of restricted equity securities	(650,900)	—
Redemption of restricted equity securities	—	181,100
Proceeds from the sale of foreclosed assets	95,056	1,427,609
Net increase in loans	(33,207,503)	(2,789,771)
Purchase of bank owned life insurance	(1,000,000)	—
Purchases of premises and equipment	(660,982)	(257,907)
Proceeds from sale of premises and equipment	—	100,000

Net cash used in investing activities	(26,505,842)	(17,281,387)

ABB FINANCIAL GROUP, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
FINANCING ACTIVITIES
Net increase in deposits	7,292,495	3,193,416
Net increase in securities sold under repurchase agreements	1,394,174	1,670,476
Repayment of other borrowings	(5,000,000)	(15,000,000)
Proceeds from advances on other borrowings	20,000,000	13,000,000
Issuance of common stock	—	13,000,000
Stock issuance costs	—	(764,050)

Net cash provided by financing activities	23,686,669	15,099,842

Net increase (decrease) in cash and due from banks	1,089,506	(25,032)

Cash and due from banks at beginning of year	3,351,178	3,376,210

Cash and due from banks at end of year	$4,440,684	$3,351,178

SUPPLEMENTAL DISCLOSURE
Cash paid for:
Interest	$2,273,221	$2,031,229

See Notes to Consolidated Financial Statements.

ABB FINANCIAL GROUP, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

ABB Financial Group, Inc. (the “Company”) is a bank holding company whose principal activity is the ownership and management of its wholly-owned commercial bank subsidiary, Affinity Bank (the “Bank”). The Bank is located in Atlanta, Cobb County, Georgia. The Bank provides a full range of banking services to individual and corporate customers in its primary market area of Cobb, Fulton and surrounding counties.

Basis of Presentation and Accounting Estimates

The consolidated financial statements include the accounts of the Company and its subsidiary. Significant intercompany transactions and balances have been eliminated in consolidation.

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed assets and deferred taxes, other-than-temporary impairments of securities, and the fair value of financial instruments.

The Company has evaluated all transactions, events, and circumstances for consideration or disclosure through April 3, 2019, the date these financial statements were available to be issued, and has reflected or disclosed those items within the consolidated financial statements and related footnotes as deemed appropriate.

Cash, Due From Banks, and Cash Flows

For purposes of reporting cash flows, cash and due from banks includes cash on hand, cash items in process of collection, and amounts due from banks. Cash flows from loans, federal funds sold, interest-bearing deposits in banks, deposits, and securities sold under repurchase agreements are reported net.

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits. The total of those reserve balances was approximately $2,160,000 and $1,689,000 at December 31, 2018 and 2017, respectively.

The Bank has restricted cash of $300,000 on deposit with the Federal Home Loan Bank at December 31, 2018 and 2017, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Securities

Securities are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from operations and reported in other comprehensive income (loss). Equity securities without a readily determinable fair value are classified as available for sale and recorded at cost. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

The Company evaluates investment securities for other-than-temporary impairment using relevant accounting guidance specifying that (a) if an entity does not have the intent to sell a debt security prior to recovery and (b) it is more likely than not that it will not have to sell the debt security prior to recovery, the security would not be considered other-than-temporarily impaired unless there is a credit loss. When an entity does not intend to sell the security, and it is more likely than not the entity will not have to sell the security before recovery of its cost basis, it will recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income (loss).

Securities purchased under resale agreements and securities sold under repurchase agreements are generally accounted for as collateralized financial transactions. They are recorded at the amount at which the securities were acquired or sold plus accrued interest. It is the Company’s policy to take possession of securities purchased under resale agreements, which are primarily U.S. Government and Government agency securities. The market value of these securities is monitored, and additional securities are obtained when deemed appropriate to ensure such transactions are adequately collateralized. The Company also monitors its exposure with respect to securities sold under repurchase agreements, and a request for the return of excess securities held by the counterparty is made when deemed appropriate.

Restricted Equity Securities

The Company is required to maintain an investment in capital stock of various entities. Based on redemption provisions of these entities, the stocks have no quoted market value and are carried at cost. At their discretion, these entities may declare dividends on the stocks. Management reviews for impairment based on the ultimate recoverability of the cost basis in these stocks.

Restricted equity securities at December 31, 2018 and 2017 consist of Federal Home Loan Bank stock of $1,848,600 and $1,197,700, respectively, and UCB Financial Capital Trust I common shares of $232,000.

Loans

Loans are reported at their outstanding principal balances less net deferred fees and costs on originated loans and the allowance for loan losses. Interest income is accrued based on the outstanding principal balance. Loan origination fees, net of certain direct loan origination costs, are deferred and recognized as an adjustment of the related loan yield over the life of the loan using a method which approximates a level yield.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans (Continued)

The accrual of interest on loans is discontinued when the loan becomes ninety days past due, unless the loan is well-secured and in process of collection. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income, unless management believes that the accrued interest is recoverable through the liquidation of collateral. Interest income on nonaccrual loans is recognized on the cash-basis or cost-recovery method, until the loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

A loan is considered impaired when it is probable, based on current information and events, the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses. Interest on accruing impaired loans is recognized as long as such loans do not meet the criteria for nonaccrual status. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to expense. Loan losses are charged against the allowance when management believes the un-collectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio, based on an evaluation of the collectability of existing loans. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, concentrations and current economic conditions that may affect the borrower’s ability to pay. This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses, and may require the Company to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified as impaired. For such loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. In support of collateral values, the Company obtains updated valuations on non-performing loans on at least an annual basis. The general component covers unimpaired loans and is based on historical loss experience adjusted for qualitative factors. Certain portions of the allowance are attributed to loan pools based on various factors and analyses, including but not limited to, current and historical loss experience trends and levels of problem credits, current economic conditions, and changes in product mix and underwriting. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Management considers the current level of allowance for loan losses adequate to absorb losses inherent in the loan portfolio. Management’s determination of the adequacy for loan losses, which is based on the factors and identification procedures described above, requires the use of judgments and estimations that may change in the future. Changes in the factors used by management to determine the adequacy of the allowance or the availability of new information could cause the allowance for loan losses to be adjusted in future periods.

Restructurings

When the Company grants a concession to a borrower as part of a restructured loan, the transaction may be classified as a troubled debt restructuring (“TDR”), and must be accounted for accordingly. All transactions that may be classified as a TDR must be approved by the Chief Credit Officer or the appropriate loan committee based on size of the loan and/or relationship.

A troubled debt restructuring is a type of restructuring where the Company, for economic or legal reasons related to the borrower’s financial difficulties, grants a concession (either imposed by court order, law or agreement between the borrower and the Company) to the borrower that it would not otherwise consider. The Company is attempting to maximize its recovery of the balances of the loans through these various concessionary restructurings.

Even though the borrower is experiencing financial difficulties, a debt restructuring may not be required to be recognized as a TDR if any of the following criteria are met: (1) the fair value of cash, other assets, or an equity position accepted from the borrower in full satisfaction of a debt at least equals the Company’s recorded investment in the receivable or the borrower’s carrying amount of the payable, (2) the Company reduces the effective interest rate on the debt primarily to reflect a decrease in interest rates or a change in risk to maintain a relationship with a borrower that can readily obtain funds from other sources at the current interest rate; and/or (3) the borrower refinances the old debt with new debt having an effective interest rate approximately equal to that of similar debt currently issued by non-troubled borrowers.

The Company may return a non-performing loan to accrual status if: (1) the loan is restructured in a legitimate TDR and (2) the borrower performs according to the restructured terms for a sufficient period of time.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restructurings (Continued)

The modified loan terms are to be economically rational for both the borrower and the Company. The means of the repayment terms are to be reasonable and substantive. A loan to be considered for reinstatement to performing status must show all abilities to repay principal and interest for the life of the loan based on current financial condition. In addition, the loan must have a sufficient period of performance to evaluate future performance before being moved back to accrual status. This is typically six months for loans on monthly installments, or twelve months for loans in quarterly or semi-annually installments. There must also be no doubt of the ultimate collectability of the restructured loan or otherwise returning the loan to accrual status is not appropriate.

Premises and Equipment

Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company - put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Foreclosed Assets

Foreclosed assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less estimated cost to sell. Costs of improvements are capitalized, whereas costs relating to holding foreclosed assets and subsequent adjustments to the value are expensed. As of December 31, 2018 and 2017, no amounts of foreclosed assets were one to four family residential properties.

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance which sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.

The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets may be reduced by deferred tax liabilities and a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The income tax returns of the Company for 2016, 2017, and 2018 are subject to examination by the IRS, generally for three years after being filed.

The Tax Cuts and Jobs Act of 2017 was signed into law on December 22, 2017. The law includes significant changes to the U.S. corporate income tax system, including a federal corporate rate reduction from 34% to 21%. In accordance with the income tax accounting guidance described above, the Company recorded additional income tax expense of $1,899,052 for the year ended December 31, 2017 as a result of the re-measurement of deferred tax assets and liabilities.

Stock Compensation Plans

Stock compensation accounting guidance requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees’ service period, generally defined as the vesting period. For awards with graded-vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. A Black-Scholes model is used to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards and stock grants.

Earnings (Losses) Per Share

Basic earnings (losses) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings (losses) per share is computed by dividing net income (loss) available to common stockholders by the sum of the weighted-average number of shares of common stock outstanding and potential common shares. Potential dilutive common shares consist of Series A preferred stock and stock options and are determined using the treasury stock method.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings (Losses) Per Share (Continued)

Presented below is a summary of the components used to calculate basic and diluted earnings (losses) per share:

	Years Ended December 31,
	2018	2017
Net income (loss)	$2,406,136	$(187,566)
Less cumulative preferred stock dividends	(597,282)	(597,282)

Net income (loss) available to common stockholders	$1,808,854	$(784,848)

Weighted average number of common shares outstanding	5,020,803	2,280,571
Effect of dilutive options	254,375	—

Weighted average number of common shares outstanding used to calculate dilutive earnings (losses) per share	5,275,178	2,280,571

Basic earnings (losses) per common share	$0.36	$(0.34)

Diluted earnings (losses) per common share	$0.34	$(0.34)

Series A Preferred Stock

The series A preferred stock is a 10% fixed rate cumulative convertible perpetual preferred stock with a $1,000 per share stated value. The preferred stock ranks senior to all classes of junior stock but does not have voting rights except for limited circumstances. Dividends on the Series A preferred stock are being accrued by management as an off-balance sheet item. Aggregate cumulative preferred dividends in arrears totaled $2,230,398 and $1,633,116 as of December 31, 2018 and 2017, respectively.

Comprehensive Income (Loss)

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income (loss). Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income (loss), are components of comprehensive income (loss).

Fair Value of Financial Instruments

Fair values of financial instruments are estimates using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.	SECURITIES AVAILABLE FOR SALE

The amortized cost and fair value of securities available for sale with gross unrealized gains and losses are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2018:
U.S. Government agencies	$998,726	$—	$(78,074)	$920,652
Mortgage-backed securities GSE residential	15,318,322	8,373	(233,618)	15,093,077
Corporate securities	1,462,121	—	(82,121)	1,380,000

	$17,779,169	$8,373	$(393,813)	$17,393,729

December 31, 2017:
U.S. Government agencies	$998,626	$—	$(49,170)	$949,456
Mortgage-backed securities GSE residential	7,548,756	19,639	(49,519)	7,518,876
Corporate securities	2,388,171	—	(28,171)	2,360,000

	$10,935,553	$19,639	$(126,860)	$10,828,332

The amortized cost and fair value of securities available for sale as of December 31, 2018, by contractual maturity are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Due from five to ten years	$962,121	$880,000
Due after ten years	1,498,726	1,420,652
Mortgage-backed securities	15,318,322	15,093,077

	$17,779,169	$17,393,729

Securities with a carrying value of $16,013,729 and $8,468,332 at December 31, 2018 and 2017, respectively, were pledged to secure securities sold under repurchase agreements.

Gross gains and losses on sales of securities were $558,750 and $0, respectively, during the year ended December 31, 2018. Gross gains and losses on sales of securities were $493,640 and $0, respectively, during the year ended December 31, 2017.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.	SECURITIES AVAILABLE FOR SALE (Continued)

The following table shows the gross unrealized losses and fair value of securities, aggregated by category and length of time that securities have been in a continuous unrealized loss position.

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
December 31, 2018:
U.S. Government agencies	$—	$—	$(78,074)	$920,652
Mortgage-backed securities GSE residential	(56,101)	7,844,419	(177,517)	6,271,177
Corporate securities	—	—	(82,121)	880,000

Total temporarily impaired securities	$(56,101)	$7,844,419	$(337,712)	$8,071,829

December 31, 2017:
U.S. Government agencies	$—	$—	$(49,170)	$949,456
Mortgage-backed securities GSE residential	(26,231)	5,000,869	(23,288)	843,439
Corporate securities	(28,171)	930,000	—	—

Total temporarily impaired securities	$(54,402)	$5,930,869	$(72,458)	$1,792,895

U.S. Government agencies and GSE residential mortgage-backed securities. The unrealized losses on one investment in a U.S. Government agency security and twenty investments in mortgage-backed securities were caused primarily by interest rate increases. Because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2018.

Corporate securities. The Company’s unrealized loss on its investment in one corporate security relates to an investment in a company within the financial services sector. The unrealized loss is primarily caused by prior decreases in profitability and profit forecasts by industry analysts. The Company currently does not believe it is probable that it will be unable to collect all amounts due according to the contractual terms of the investment. Because the Company does not intend to sell the investment and it is not more likely than not that the Company will be required to sell the investment before recovery of its par value, which may be maturity, it does not consider this investment to be other-than-temporarily impaired at December 31, 2018.

Other-Than-Temporary Impairment

Upon acquisition of a security, the Company decides whether it is within the scope of the accounting guidance to be evaluated for impairment.

Management routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. While all securities are considered, the securities primarily impacted by other-than-temporary impairment testing have been investments in trust preferred securities which are included in the corporate bond category.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS

The composition of loans is summarized as follows:

	December 31,
	2018	2017
Professional:
Dental	$156,486,239	$140,619,546
Medical	15,161,671	8,873,207
Veterinary	1,729,354	466,755
Service	7,284,367	3,131,088
Non-profit:
Church	14,446,601	15,959,536
Other	2,857,270	2,350,049
Real estate:
Construction and development	13,940,135	10,103,363
Non-owner occupied commercial	14,051,173	16,022,066
Other	13,395,533	8,488,137

	239,352,343	206,013,747
Net deferred loan fees and costs	(293,763)	(178,258)
Allowance for loan losses	(2,849,182)	(2,833,594)

Loans, net	$236,209,398	$203,001,895

The loan portfolio was disaggregated into segments and then further disaggregated into classes for certain disclosures. A portfolio segment is defined as the level at which the Company develops and documents a systematic method for determining its allowance for credit losses. The Company has identified four loan portfolio segments: professional, non-profit, real estate, and other. A class is generally determined based on the initial measurement attribute, risk characteristic of the loan, and the Company’s method for monitoring and assessing credit risk. Classes within the professional segment include dental, medical, veterinary, and service. Classes within the non-profit segment include church and other. Classes within the real estate segment include construction and development and non-owner occupied commercial. The other segment has not been further disaggregated into classes.

The following describe risk characteristics relevant to each of the portfolio segments:

Professional Segment - This portfolio segment includes loans to business professionals and/or service companies. Such loans share commonality in the fact that these companies provide services rather than products in which a great amount of time is invested in training and knowledge. Such service companies include dental practices, medical practices, and veterinary practices. Additionally, such companies as exterminators, consultants, automotive repair, etc. have also been included. These loans are secured by collateral ranging from furniture, fixtures, and equipment to real estate or are entirely unsecured. Loans within this portfolio are repaid based on business cash flows. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrower, particularly from the customer’s business operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

Non-Profit Segment - This portfolio segment includes loans to businesses that are not organized or operated for the benefit of private interests and no part of the organization’s net earnings inure to the benefit of any private shareholder or individual. These organizations generally rely upon the donations or contributions of companies and/or individuals to operate. The loans within this organization are further stratified based on whether the organization has religious affiliations. The majority of loans within this segment are secured by real estate with a small portion being unsecured. Loans within this portfolio are repaid based on business cash flows. Loans within this portfolio are sensitive to declines in economic conditions and disposable income declines which reduce companies’ and/or individuals’ ability to donate or contribute to non-profit organizations.

Real Estate Segment - This portfolio segment is comprised of loans collateralized by real estate that are held for development and investment purposes. The segment has been further stratified into construction and development loans and non-owner occupied commercial real estate loans. Loans for real estate construction and development are repaid through cash flow related to the operations, sale or refinance of the underlying property. This portfolio class includes extensions of credit to real estate developers or investors where repayment is dependent on the sale of the real estate or income generated from the real estate collateral. Non-owner occupied commercial real estate loans include loans for income-producing properties such as apartment buildings, office and industrial buildings, and retail shopping centers that are repaid from rent income derived from the properties. Loans within this portfolio are sensitive to declines in the real estate market, particularly with the value of real estate driven by demand for product.

Other Segment - This portfolio segment represents the residual loans that are not contained within the professional, non-profit, and real estate segments. Such loans may be collateralized by real estate, furniture, fixtures and equipment, or are entirely unsecured. Loans within this portfolio may be repaid based on business cash flows or personal income. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrower.

The Credit Risk Management department and the management team as a whole are both involved in the credit risk management process and assess the accuracy of risk ratings, the quality of the portfolio and the estimation of inherent credit losses in the loan portfolio. This comprehensive process also assists in the prompt identification of problem credits. The Company has taken a number of measures to manage the portfolios and reduce risk.

The Company employs a credit risk management process with defined policies, accountability and routine reporting to manage credit risk in the loan portfolio segments. Credit risk management is guided by credit policies that provide for a consistent and prudent approach to underwriting and approvals of credits. Within the Loan Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.

Responsibility and accountability for adherence to underwriting policies and accurate risk ratings lies in each portfolio segment. All aggregate credit extensions to borrowers over $1,000,000 on a secured basis and $250,000 unsecured are approved by the Director’s Loan Committee. To ensure problem credits are identified on a timely basis, several specific portfolio reviews occur each quarter to assess the larger adversely rated credits for proper risk rating and accrual status and, if necessary, to ensure such individual credits are transferred to the Special Assets Division.

Credit quality and trends in the loan portfolio segments are measured and monitored regularly. Detailed reports, by product, collateral, accrual status, etc., are reviewed by the Chief Credit Officer and the Directors Loan Committee.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

The following presents credit quality indicators for the loan portfolio segments and classes as of December 31, 2018 and 2017. These categories are utilized to evaluate the associated allowance for loan losses using historical losses adjusted for current economic conditions and other qualitative factors and are defined as follows:

•	Pass - includes obligations where the probability of default is considered low.

•

Special Mention - includes obligations that are currently protected but have a high potential to become weak credits. These loans constitute an undue and unwarranted credit risk, but not to the point of justifying a classification of “Substandard”. These loans have weaknesses which may, if not checked or corrected, threaten the integrity of the assets or inadequately protect the Company’s credit position at some future date. This classification would include loans where an adverse trend in the borrower’s operations or an unbalanced position in the balance sheet exists but which has not reached a point where the repayment of the loan is jeopardized. This classification covers those situations in which credit risk itself may be relatively minor yet involve an unsound commitment in light of the circumstances surrounding a specific loan. Loans in this category may involve collateral in poor condition or over which the Company lacks control; a loan agreement inadequate to protect the Company; failure to obtain proper documentation; or other deviations from prudent lending practices.

•

Substandard - includes obligations that are characterized by deterioration in quality exhibited by any number of well defined weaknesses requiring corrective action. The weaknesses may include, but are not limited to: high debt to worth ratios, declining or negative earnings or cash flow trends, declining or inadequate liquidity, improper loan structure, questionable repayment sources, lack of well-defined secondary repayment source, and unfavorable competitive comparisons. Such loans are no longer considered to be adequately protected due to the borrower’s declining net worth, lack of earnings capacity, declining collateral margins and/or unperfected collateral positions. Loss potential does not have to exist in individual loans classified substandard. The repayment ability of the borrower is marginal or weak and the loan may have exhibited excessive overdue status or extensions and/or renewals.

•

Doubtful - includes obligations that exhibit the same weaknesses found in the substandard loan category; however, the weaknesses are more pronounced. Such loans are static and collection in full is improbable. However, these loans are not yet rated as loss because certain events may occur which would salvage the debt. Among these events are: acquisition by, or merger with, a stronger entity, injection of capital, alternative financing, liquidation of assets, or the pledging of additional collateral. The ability of the borrower to service the debt is extremely weak, overdue status is constant, the debt has been placed on non-accrual status, and no definite repayment schedule exists. There are no loans with a doubtful rating in the Company’s portfolio as of December 31, 2018 and 2017.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

The following tables summarize by risk category the Company’s loan portfolio based upon the most recent analysis performed as of December 31, 2018 and 2017:

		Special
	Pass	Mention	Substandard	Doubtful	Total
December 31, 2018:
Professional:
Dental	$156,406,739	$—	$79,500	$—	$156,486,239
Medical	15,161,671	—	—	—	15,161,671
Veterinary	1,729,354	—	—	—	1,729,354
Service	7,104,378	179,989	—	—	7,284,367
Non-profit:
Church	14,446,601	—	—	—	14,446,601
Other	2,857,270	—	—	—	2,857,270
Real estate:
Construction and development	13,940,135	—	—	—	13,940,135
Non-owner occupied commercial	14,051,173	—	—	—	14,051,173
Other	13,332,377	—	63,156	—	13,395,533

Total	$239,029,698	$179,989	$142,656	$—	$239,352,343

December 31, 2017:
Professional:
Dental	$140,512,210	$—	$107,336	$—	$140,619,546
Medical	8,873,207	—	—	—	8,873,207
Veterinary	466,755	—	—	—	466,755
Service	3,131,088	—	—	—	3,131,088
Non-profit:
Church	15,959,536	—	—	—	15,959,536
Other	2,350,049	—	—	—	2,350,049
Real estate:
Construction and development	9,462,612	551,288	89,463	—	10,103,363
Non-owner occupied commercial	16,022,066	—	—	—	16,022,066
Other	8,350,549	—	137,588	—	8,488,137

Total	$205,128,072	$551,288	$334,387	$—	$206,013,747

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

The following tables include an aging analysis of days past due for each portfolio class as of December 31, 2018 and 2017:

		Past Due Status (Accruing Loans)
	Current	30-89 Days	90+ Days	Total Past Due	Non- Accrual	Total
December 31, 2018:
Professional:
Dental	$156,406,739	$—	$—	$—	$79,500	$156,486,239
Medical	15,161,671	—	—	—	—	15,161,671
Veterinary	1,729,354	—	—	—	—	1,729,354
Service	7,104,378	—	179,989	179,989	—	7,284,367
Non-profit:
Church	14,446,601	—	—	—	—	14,446,601
Other	2,857,270	—	—	—	—	2,857,270
Real estate:
Construction and development	13,940,135	—	—	—	—	13,940,135
Non-owner occupied commercial	14,051,173	—	—	—	—	14,051,173
Other	13,332,377	—	—	—	63,156	13,395,533

Total	$239,029,698	$—	$179,989	$179,989	$142,656	$239,352,343

December 31, 2017:
Professional:
Dental	$140,512,210	$—	$—	$—	$107,336	$140,619,546
Medical	8,873,207	—	—	—	—	8,873,207
Veterinary	466,755	—	—	—	—	466,755
Service	3,131,088	—	—	—	—	3,131,088
Non-profit:
Church	15,959,536	—	—	—	—	15,959,536
Other	2,350,049	—	—	—	—	2,350,049
Real estate:
Construction and development	10,013,900	—	—	—	89,463	10,103,363
Non-owner occupied commercial	16,022,066	—	—	—	—	16,022,066
Other	8,344,776	5,773	—	5,773	137,588	8,488,137

Total	$205,673,587	$5,773	$—	$5,773	$334,387	$206,013,747

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

The allowance for loan losses is a valuation reserve established through provisions for loan losses charged against income. The allowance for loan losses, which is evaluated quarterly, is maintained at a level that management deems sufficient to absorb probable losses inherent in the loan portfolio. Loans deemed to be uncollectible are charged against the allowance for loan losses, while recoveries of previously charged-off amounts are credited to the allowance for loan losses. The allowance for loan losses is comprised of specific valuation allowances for loans evaluated individually for impairment, general allocations for pools of homogeneous loans with similar risk characteristics and trends, and an unallocated component that reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

The allowance for loan losses related to specific loans is based on management’s estimate of potential losses on impaired loans as determined by: (1) the present value of expected future cash flows; (2) the fair value of collateral if the loan is determined to be collateral dependent; or (3) the loan’s observable market price. The Company’s homogeneous loan pools include professional (dental, medical, veterinary and service), non-profit (church and other), real estate (construction and development and non-owner occupied commercial) and other. The general allocations to these loan pools are based on the historical loss rates for specific loan types and the internal risk grade, if applicable, adjusted for both internal and external qualitative risk factors. The qualitative factors considered by management include, among other factors, (1) changes in local and national economic conditions; (2) changes in asset quality; (3) changes in loan portfolio mix; (4) the composition and concentrations of credit; (5) changes in lending policies and procedures; (6) changes in lenders/management; (7) effectiveness of the Company’s loan policies, procedures and internal controls; and (8) the impact of legal and/or regulatory factors. The total allowance established for each homogeneous loan pool represents the product of the historical loss ratio adjusted for qualitative factors and the total dollar amount of the loans in the pool.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

The following tables detail the change in the allowance for the years ended December 31, 2018 and 2017 by portfolio segment.

	Professional	Non-Profit	Real Estate	Other	Unallocated	Total
December 31, 2018:
Allowance for loan losses:
Balance, beginning of year	$788,684	$75,490	$185,964	$172,035	$1,611,421	$2,833,594
Charge-offs	—	—	—	—	—	—
Recoveries	15,588	—	—	—	—	15,588
Provision (reallocation)	72,195	(4,528)	(81,014)	(61,202)	74,549	—

Ending balance	$876,467	$70,962	$104,950	$110,833	$1,685,970	$2,849,182

Ending balance: individually evaluated for impairment	$79,500	$—	$—	$63,156	$—	$142,656

Ending balance: collectively evaluated for impairment	$796,967	$70,962	$104,950	$47,677	$1,685,970	$2,706,526

Loans:
Ending balance	$180,661,631	$17,303,871	$27,991,308	$13,395,533		$239,352,343

Ending balance: individually evaluated for impairment	$79,500	$—	$—	$63,156		$142,656

Ending balance: collectively evaluated for impairment	$180,582,131	$17,303,871	$27,991,308	$13,332,377		$239,209,687

December 31, 2017:
Allowance for loan losses:
Balance, beginning of year	$1,099,311	$87,588	$120,157	$234,636	$1,076,717	$2,618,409
Charge-offs	—	—	—	—	—	—
Recoveries	36,769	—	—	178,416	—	215,185
Provision (reallocation)	(347,396)	(12,098)	65,807	(241,017)	534,704	—

Ending balance	$788,684	$75,490	$185,964	$172,035	$1,611,421	$2,833,594

Ending balance: individually evaluated for impairment	$107,336	$—	$89,463	$137,588	$—	$334,387

Ending balance: collectively evaluated for impairment	$681,348	$75,490	$96,501	$34,447	$1,611,421	$2,499,207

Loans:
Ending balance	$153,090,596	$18,309,585	$26,125,429	$8,488,137		$206,013,747

Ending balance: individually evaluated for impairment	$107,336	$—	$89,463	$137,588		$334,387

Ending balance: collectively evaluated for impairment	$152,983,260	$18,309,585	$26,035,966	$8,350,549		$205,679,360

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

The following tables present details related to the Company’s impaired loans as of December 31, 2018 and 2017. A loan is considered impaired, in accordance with the impairment accounting guidance (FASB ASC 310-10-35-16), when based on current information and events, it is probable that the Company will be unable to collect all amounts due from the borrower in accordance with the contractual term of the loan. Impaired loans include loans modified in a troubled debt restructuring where concessions have been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collection.

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized in Year
December 31, 2018:
With allowance recorded:
Professional:
Dental	$79,500	$157,441	$79,500	$93,418	$—
Other	63,156	203,770	63,156	100,372	—

Total with allowance recorded	142,656	361,211	142,656	193,790	—

Total impaired loans	$142,656	$361,211	$142,656	$193,790	$—

December 31, 2017:
With allowance recorded:
Professional:
Dental	$107,336	$174,688	$107,336	$121,456	$—
Real estate:
Construction and development	89,463	117,690	89,463	100,962	5,339
Other	137,588	260,364	137,588	166,728	—

Total with allowance recorded	334,387	552,742	334,387	389,146	5,339

Total impaired loans	$334,387	$552,742	$334,387	$389,146	$5,339

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

At December 31, 2018 and 2017, impaired loans included loans that were classified as Troubled Debt Restructurings “TDRs”. The restructuring of a loan is considered a TDR if both (i) the borrower is experiencing financial difficulties and (ii) the creditor has granted a concession.

In assessing whether or not a borrower is experiencing financial difficulties, the Company considers information currently available regarding the financial condition of the borrower. This information includes, but is not limited to, whether (i) the borrower is currently in payment default on any of its debt; (ii) a payment default is probable in the foreseeable future without the modification; (iii) the borrower has declared or is in the process of declaring bankruptcy; and (iv) the borrower’s projected cash flow is sufficient to satisfy contractual payments due under the original terms of the loan without a modification.

The Company considers all aspects of the modification to loan terms to determine whether or not a concession has been granted to the borrower. Key factors considered by the Company include the borrower’s ability to access funds at a market rate for debt with similar risk characteristics, the significance of the modification relative to unpaid principal balance or collateral value of the debt, and the significance of a delay in the timing of payments relative to the original contractual terms of the loan. The most common concessions granted by the Company generally include one or more modifications to the terms of the debt, such as (i) a reduction in the interest rate for the remaining life of the debt, (ii) an extension of the maturity date at an interest rate lower than the current market rate for new debt with similar risk, (iii) a temporary period of interest-only payments, and (iv) a reduction in the contractual payment amount for either a short period or remaining term of the loan. A loan is placed back on accrual status when both principal and interest are current and it is probable that the Company will be able to collect all amounts due (both principal and interest) according to the terms of the loan agreement.

There were no loans modified as a TDR during the years ended December 31, 2018 and 2017.

There were no loans modified as a TDR within one year of restructure that subsequently defaulted (i.e., 90 days or more past due following a modification) during the years ended December 31, 2018 and 2017.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

The following tables provide a summary of loans that continue to accrue interest under the terms of the restructuring (“performing restructurings”) and restructured loans that have been placed in nonaccrual status (“nonperforming restructurings”) as of December 31, 2018 and 2017:

	Performing		Nonperforming
	Recorded Investment	# of Loans	Recorded Investment	# of Loans
December 31, 2018:
Professional:
Dental	$—	—	$79,500	1
Other	—	—	63,156	1

Total	$—	—	$142,656	2

December 31, 2017:
Professional:
Dental	$—	—	$107,336	1
Real estate:
Construction and development	—	—	78,999	1
Other	—	—	137,588	1

Total	$—	—	$323,923	3

Nonperforming restructurings are included in the nonaccrual loan disclosures. All troubled debt restructurings (TDRs) are considered impaired. The allowance for loan losses attributable to these TDRs total $142,656 and $323,923 at December 31, 2018 and 2017, respectively.

In the ordinary course of business, the Company has granted loans to certain directors, executive officers and their related affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Changes in related party loans for the years ended December 31, 2018 and 2017, are as follows:

	Years Ended December 31,
	2018	2017
Balance, beginning of year	$1,205,798	$990,809
Advances	203,350	566,638
Repayments	(662,151)	(351,649)

Balance, end of year	$746,997	$1,205,798

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.	FORECLOSED ASSETS

A summary of foreclosed assets is presented as follows:

	Years Ended December 31,
	2018	2017
Balance, beginning of year	$1,825,501	$3,267,797
Proceeds from sales	(95,056)	(1,427,609)
Net gain on sale	8,655	27,613
Write-downs	(112,600)	(42,300)

Balance, end of year	$1,626,500	$1,825,501

Expenses related to foreclosed assets include the following:

	Years Ended December 31,
	2018	2017
Net loss on sales and writedowns of real estate	$103,945	$14,687
Expenses, net of rental income	7,438	4,280

	$111,383	$18,967

NOTE 5.	PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	December 31,
	2018	2017
Leasehold improvements	$646,280	$131,574
Furniture and equipment	1,071,457	925,181

	1,717,737	1,056,755
Accumulated depreciation	(887,004)	(744,466)

	$830,733	$312,289

Leases

During 2018 and 2017, the Company leased its main office banking facility under noncancelable operating lease agreements.

Rental expense amounted to $293,825 and $270,430 for the years ended December 31, 2018 and 2017, respectively.

At the end of 2017, the Company relocated its main office banking facility. The lease agreement for the old facility was terminated effective December 31, 2017. The lease for the new facility commenced January 1, 2018 and has a term of seventy months.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5.	PREMISES AND EQUIPMENT (Continued)

Leases (Continued)

Future minimum lease commitments on noncancelable operating leases, excluding any renewal options, are summarized as follows:

2019	$311,994
2020	320,574
2021	329,388
2022	338,448
2023	289,796

$1,590,200

NOTE 6.	DEPOSITS

The major classifications of deposits are as follows:

	December 31,
	2018	2017
Noninterest-bearing demand	$67,777,110	$63,732,645
Interest-bearing demand	75,432,476	77,746,753
Savings	1,228,519	1,259,973
Certificates of deposit of $ 250,000 or more	11,891,660	13,053,636
Other certificates of deposit	53,205,583	46,449,846

	$209,535,348	$202,242,853

The scheduled maturities of time deposits at December 31, 2018 are as follows:

2019	$43,450,471
2020	14,532,398
2021	4,857,155
2022	1,155,496
2023	1,101,723

$65,097,243

The Company had no brokered deposits at December 31, 2018 and 2017.

Overdraft demand deposits reclassified to loans at December 31, 2018 and 2017 totaled $23,733 and $48,061, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7.	OTHER BORROWINGS

Other borrowings consist of the following:

	December 31,
	2018	2017
Federal Home Loan Bank advances with interest and principal payments due at various maturity dates through 2021 at fixed interest rates ranging from 1.44% to 2.91% at December 31, 2018 (weighted average interest rate is 2.04% at December 31, 2018).	$38,000,000	$23,000,000

	$38,000,000	$23,000,000

The advances from the Federal Home Loan Bank are secured by certain qualifying loans of approximately $74,997,000 and cash pledged to the Federal Home Loan Bank of $300,000.

Contractual maturities of other borrowings as of December 31, 2018 are as follows:

2019	$23,000,000
2020	5,000,000
2021	10,000,000

$38,000,000

The Company has available unused lines of credit with other financial institutions totaling $9,000,000 at December 31, 2018.

NOTE 8.	SUBORDINATED DEBENTURES

In 2007, the Company formed a wholly-owned grantor trust to issue cumulative trust preferred securities. The grantor trust has invested the proceeds of the trust preferred securities in subordinated debentures of the Company. The sole assets of the guarantor trust are the subordinated debentures of the Company (the “Debentures”).

The preferred securities are subject to redemption, in whole or in part, upon repayment of the subordinated debentures at maturity of July 30, 2037 or their earlier redemption. The Company has the right to redeem the debentures, in whole or in part, from time to time, on or after July 30, 2012, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest.

The Company has guaranteed the payment of all distributions the Trust is obligated to make, but only to the extent the Trust has sufficient funds to satisfy those payments. The trust preferred securities and the related debentures were issued on May 15, 2007. Both financial instruments bear an identical fixed rate of interest. At December 31, 2018, this rate was ten percent. The aggregate principal amount of subordinated debentures outstanding at December 31, 2018 and 2017 was $1,657,000.

Beginning with the July 30, 2009 payment, the Company elected to defer the payments of interest as provided for in the indenture agreement. The Company may defer these payments for up to twenty consecutive quarters. The interest deferral extension period expired in 2014 at which time the Company was in technical default on these debentures. The subordinated debentures were acquired by the Company’s preferred shareholder. All previously accrued and unpaid interest was settled as part of the transaction. The principal amount outstanding on the subordinated debentures was reduced to $1,657,000 from $7,732,000. As of December 31, 2018, the Company has $539,521 accrued but unpaid interest related to the subordinated debentures recorded in other liabilities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.	EMPLOYEE BENEFIT PLANS

Stock-Based Compensation

The Company has a Stock Incentive Plan (the “Plan”) authorizing the issuance of up to 803,142 shares of the Company’s common stock. This Plan is administered by a committee of the Board of Directors and provides for the granting of options to purchase shares of the common stock to officers and key employees of the Company. The exercise price of each option granted under the Plan may not be less than the fair market value of the shares of common stock subject to the option on the date of grant as determined by the Board of Directors. Options are exercisable in whole or in part upon such terms as may be determined by the committee and expire ten years after the date of grant.

Other pertinent information related to the options is as follows:

	Years Ended December 31,
	2018		2017
	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
Outstanding at beginning of year	465,500	$2.08	489,000	$2.88
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	(8,500)	(18.47)	(23,500)	(18.68)

Outstanding at end of year	457,000	$1.77	465,500	$2.08

Options exercisable at year end	457,000	$1.77	316,500	$2.35

Information pertaining to options outstanding at December 31, 2018 is as follows:

Options Outstanding			Options Exercisable
Number Outstanding	Weighted- Average Remaining Contractual Life	Exercise Price	Number Exercisable	Exercise Price
10,000	0.00	$14.00	10,000	$14.00
447,000	6.45	$1.50	447,000	$1.50

457,000			457,000

At December 31, 2018, there was no remaining unrecognized compensation cost related to stock-based payments.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.	EMPLOYEE BENEFIT PLANS (Continued)

Bank Owned Life Insurance

The Company is the owner of life insurance policies on various officers. The balance of the various officer policy surrender values at December 31, 2018 and 2017 amounted to $7,250,234 and $6,080,632, respectively. Income recognized for the increase in policy surrender values amounted to $169,602 and $168,976 for the years ended December 31, 2018 and 2017, respectively.

Profit Sharing Plan

The Company has a 401(k) profit sharing plan covering substantially all of its employees, subject to minimum age and service requirements. Contributions to the plan charged to expense for the years ended December 31, 2018 and 2017 amounted to $99,847 and $91,051, respectively.

NOTE 10.	INCOME TAXES

The components of income tax expense are as follows:

	Years Ended December 31,
	2018	2017
Current	$—	$—
Deferred	823,285	2,888,756

	$823,285	$2,888,756

The Company’s income tax expense differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

	Years Ended December 31,
	2018	2017
Income tax expense at statutory federal rate	$678,178	$918,405
State tax expense	139,989	97,476
Other items	(19,189)	(26,177)
Adjustment due to change in tax rates	24,307	1,899,052

Income tax expense	$823,285	$2,888,756

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10.	INCOME TAXES (Continued)

The components of deferred income taxes are as follows:

	December 31,
	2018	2017
Deferred tax assets:
Loan loss reserves	$107,163	$107,910
Deferred compensation	39,038	39,410
Foreclosed assets	97,047	70,693
Other than temporary impairment	—	236,888
Net operating losses	2,907,200	3,536,711
Depreciation	30,419	12,541
Securities available for sale	101,797	27,341

Net deferred tax assets	$3,282,664	$4,031,494

The Company had unused income tax carryforwards of $11,248,392 for federal income tax purposes and $12,688,555 for state income tax purposes as of December 31, 2018. If unused, carryforwards will expire beginning in 2031.

NOTE 11.	COMMITMENTS AND CONTINGENCIES

Loan Commitments

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. They involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets. The majority of all commitments to extend credit are variable rate instruments.

The Company’s exposure to credit loss is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. A summary of the Company’s commitments is as follows:

	December 31,
	2018	2017
Commitments to extend credit	$20,673,434	$16,694,409

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the customer.

Contingencies

In the normal course of business, the Company may be involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Company’s financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.	CONCENTRATIONS OF CREDIT RISK

The Company originates primarily commercial and residential construction loans to customers in Fulton County and surrounding counties. The ability of the majority of the Company’s customers to honor their contractual loan obligations is dependent on the economy in the metropolitan Atlanta area.

Forty-five percent of the Company’s loan portfolio is concentrated in loans secured by real estate, of which a substantial portion is secured by real estate located in the Company’s primary market area. Accordingly, the ultimate collectibility of the loan portfolio is susceptible to changes in market conditions in the Company’s primary market area. The other significant concentrations of credit by type of loan are set forth in Note 3.

The Company, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of statutory capital, as defined, or approximately $7,940,000.

NOTE 13.	REGULATORY MATTERS

The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 2018, no dividends could be declared without regulatory approval.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Effective January 1, 2015 (with some changes transitioned into full effectiveness over two to four years), the Bank became subject to new capital requirements implemented by the federal and state banking agencies as a result of the Basel III regulatory capital reforms and changes required by the Dodd-Frank Act. These new requirements create a new required ratio for common equity Tier 1 capital, increase the Tier 1 capital ratio, change the risk weight of certain assets for purposes of the risk-based capital ratios, create an additional capital conservation buffer over the required capital ratios and change what qualifies as capital for purposes of meeting these various capital requirements. Beginning in 2016, failure to maintain the required capital conservation buffer will limit the ability of the Bank to pay dividends, repurchase shares or pay discretionary bonuses.

In addition to the minimum common equity Tier 1, Tier 1 and total capital ratios, the Bank will have to maintain a capital conservation buffer consisting of additional common equity Tier 1 capital greater than 2.5% to risk weighted assets above the required minimum levels in order to avoid the limitations discussed above. This new capital conservation buffer requirement will be phased in beginning in January 2016 at 0.625% of risk-weighted assets and increasing each year until fully implemented in January 2019.

Under the new standards, the minimum capital ratios to be considered adequately-capitalized are: (1) common equity Tier 1 capital ratio of 4.5% of risk-weighted assets (new), (2) a Tier 1 capital ratio of 6.0% of risk-weighted assets (increased from 4.0%), (3) a total capital ratio of 8.0% of risk-weighted assets (unchanged), and (4) a Tier 1 capital to average assets ratio of 4.0% (unchanged).

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.	REGULATORY MATTERS (Continued)

In addition, under the new standards, the minimum capital ratios to be considered well-capitalized are: (1) common equity Tier 1 capital ratio of 6.5% of risk-weighted assets (new), (2) a Tier 1 capital ratio of 8.0% of risk-weighted assets (increased from 6.0%), (3) a total capital ratio of 10.0% of risk-weighted assets (unchanged), and (4) a Tier 1 capital to average assets ratio of 5.0% (unchanged).

Management believes, as of December 31, 2018, the Bank met all capital adequacy requirements to which it is subject.

As of December 31, 2018, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios are presented in the following table.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
December 31, 2018:
Total Capital to Risk Weighted Assets	$31,762	12.10%	$20,999	8.00%	$26,249	10.00%
Tier 1 Capital to Risk Weighted Assets	$28,913	11.02%	$15,749	6.00%	$20,999	8.00%
Common Equity Tier 1 Capital to Risk Weighted Assets	$28,913	11.02%	$11,812	4.50%	$17,062	6.50%
Tier 1 Capital to Average Assets	$28,913	10.10%	$11,445	4.00%	$14,306	5.00%

December 31, 2017:
Total Capital to Risk Weighted Assets	$28,308	12.22%	$18,528	8.00%	$23,160	10.00%
Tier 1 Capital to Risk Weighted Assets	$25,475	11.00%	$13,896	6.00%	$18,528	8.00%
Common Equity Tier 1 Capital to Risk Weighted Assets	$25,475	11.00%	$10,422	4.50%	$15,054	6.50%
Tier 1 Capital to Average Assets	$25,475	9.37%	$10,870	4.00%	$13,587	5.00%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.	FAIR VALUE OF ASSETS AND LIABILITIES

Fair Value Measurements

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and, in certain cases, to determine fair value disclosures. Securities available for sale are recorded at fair value on a recurring basis. From time to time, the Company may be required to record at fair value other assets on a nonrecurring basis, such as impaired loans and foreclosed assets.

Fair Value Hierarchy

In accordance with fair value measurement guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following methods and assumptions were used by the Company in estimating fair value for assets and liabilities measured at fair value on either a recurring or nonrecurring basis:

Securities available for sale: Securities available for sale are recorded at fair value on a recurring basis. Where quoted prices are available in an active market, the Company classifies the securities within level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds and exchange-traded equities. If quoted market prices are not available, the Company estimates fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within level 2 of the valuation hierarchy, include GSE obligations and state and municipal securities. Mortgage-backed securities are included in level 2 if observable inputs are available. In certain cases where there is limited activity or less transparency around inputs to the valuation, the Company classifies those securities in level 3.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.	FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Impaired loans: The Company does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and a specific allocation is established within the allowance for loan losses. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment using one of three methods, including collateral value, market value of similar debt, and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. Impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price, the Company records the impaired loan as nonrecurring Level 2. When an appraised value is used or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the impaired loan as nonrecurring Level 3.

Foreclosed assets: Foreclosed assets are adjusted to fair value upon transfer of the loans to foreclosed assets. Subsequently, foreclosed assets are carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral, or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price, the Company records the foreclosed asset as nonrecurring Level 2. When an appraised value is used or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the foreclosed asset as nonrecurring Level 3.

Assets Measured at Fair Value on a Recurring Basis

Assets measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at December 31, 2018 Using
	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Carrying Value
Available for sale securities	$—	$16,893,729	$500,000	$17,393,729

	Fair Value Measurements at December 31, 2017 Using
	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Carrying Value
Available for sale securities	$—	$9,398,332	$1,430,000	$10,828,332

Securities with fair values that are determined by reliance on significant unobservable inputs are included in Level 3 above. Changes in Level 3 fair value measurements for the year ended December 31, 2018, consisted of sales of $750,000 and calls of $180,000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.	FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Assets Measured at Fair Value on a Nonrecurring Basis

Under certain circumstances management makes adjustments to fair value for assets although they are not measured at fair value on an ongoing basis. The following table presents the financial instruments carried on the consolidated balance sheet by caption and by level in the fair value hierarchy at December 31, 2018 and 2017, for which a nonrecurring change in fair value has been recorded:

	Fair Value Measurements at December 31, 2018 Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Losses
Impaired loans	$—	$—	$—	$(102,268)
Foreclosed assets	$—	$—	$681,500	$(112,600)

Total	$—	$—	$681,500	$(214,868)

	Fair Value Measurements at December 31, 2017 Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Losses
Impaired loans	$—	$—	$—	$(206,696)
Foreclosed assets	$—	$—	$145,700	$(4,700)

Total	$—	$—	$145,700	$(211,396)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15.	PARENT COMPANY FINANCIAL INFORMATION

The following information presents the condensed balance sheets as of December 31, 2018 and 2017 and statements of operations and cash flows of ABB Financial Group, Inc. for the years ended December 31, 2018 and 2017.

CONDENSED BALANCE SHEETS

	2018	2017
Assets
Cash	$211,524	$362,990
Investment in subsidiary	31,283,748	28,769,719
Restricted equity securities, at cost	232,000	232,000
Other assets	253,016	161,955

Total assets	$31,980,288	$29,526,664

Liabilities
Subordinated debentures	$1,657,000	$1,657,000
Other liabilities	608,388	395,438

Total liabilities	2,265,388	2,052,438

Stockholders’ equity	29,714,900	27,474,226

Total liabilities and stockholders’ equity	$31,980,288	$29,526,664

CONDENSED STATEMENTS OF OPERATIONS

	2018	2017
Expenses:
Interest expense	$144,083	$144,875
Other operating expense	220,333	253,710

Total expense	364,416	398,585

Loss before income tax benefit and equity in undistributed income of subsidiary	(364,416)	(398,585)
Income tax benefit	91,061	72,430

Loss before equity in undistributed income of subsidiary	(273,355)	(326,155)
Equity in undistributed income of subsidiary	2,679,491	138,589

Net income (loss)	$2,406,136	$(187,566)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15.	PARENT COMPANY FINANCIAL INFORMATION (Continued)

CONDENSED STATEMENTS OF CASH FLOWS

	2018	2017
OPERATING ACTIVITIES
Net income (loss)	$2,406,136	$(187,566)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Undistributed income of subsidiary	(2,679,491)	(138,589)
Net other operating activities	121,889	(64,237)

Net cash used in operating activities	(151,466)	(390,392)

INVESTING ACTIVITIES
Investment in bank subsidiary	—	(11,500,000)

Net cash used in investing activities	—	(11,500,000)

FINANCING ACTIVITIES
Issuance of common stock	—	13,000,000
Stock issuance costs	—	(764,050)

Net cash provided by financing activities	—	12,235,950

Net increase (decrease) in cash	(151,466)	345,558
Cash at beginning of year	362,990	17,432

Cash at end of year	$211,524	$362,990